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                                                                   EXHIBIT 10.17

                                LOAN AGREEMENT
                                --------------

     THIS AGREEMENT is made as of October 31, 1996, by and between Sanwa USA Inc. ("SUI") and Overhead Door Corporation ("ODC").

                                  WITNESSETH:

     WHEREAS, SUI and ODC were parties to a Loan Agreement dated as of July 18, 1996 (the "July 1996 Loan Agreement"); and

     WHEREAS, as of the date of this Agreement, the parties hereto have entered into respective agreements with the Sakura Bank, Limited ("Sakura") whereby funds have been obtained to repay certain existing obligations; and

     WHEREAS, the parties desire to restate the obligations of ODC to SUI to be consistent with their new respective obligations to Sakura.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Superseding Agreement.  The July 1996 Loan Agreement is hereby
         ---------------------
         superseded in its entirety by this Agreement as of the date hereof, and the July 1996 Loan Agreement shall have no further force and effect after the date hereof.

     2.  Term Loan Principal Repayments. For value received, ODC agrees to repay
         ------------------------------
         to SUI a term loan in the original principal amount of $122,000,000.00 in accordance with the following principal amortization schedule:

                PAYMENT DATE            AMOUNT DUE        REMAINING
                ------------            ----------        ---------
                                                           BALANCE
                                                           -------

                December 31, 1996       $ 6,000,000     $116,000,000

                March 31, 1997            2,500,000      113,500,000
                June 30, 1997             3,750,000      109,750,000
                September 30, 1997        8,750,000      101,000,000
                December 31, 1997        10,000,000       91,000,000



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                PAYMENT DATE            AMOUNT DUE      REMAINING
                -----------             ----------      ---------
                                                         BALANCE
                                                         -------

                March 31, 1998           3,500,000      87,500,000
                June 30, 1998            5,250,000      82,250,000
                September 30, 1998      12,250,000      70,000,000
                December 31, 1998       14,000,000      56,000,000

                March 31, 1999           3,500,000      52,500,000
                June 30, 1999            5,250,000      47,250,000
                September 30, 1999      12,250,000      35,000,000
                December 31, 1999       14,000,000      21,000,000

                March 31, 2000           3,500,000      17,500,000
                June 30, 2000            5,250,000      12,250,000
                September 30, 2000      12,250,000               0

     3.  Interest.  ODC agrees to pay to SUI quarterly, on the last day of each
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     calendar quarter, interest on the principal balance hereunder which remains outstanding during such calendar quarter. The interest rate shall be 8.22% per annum through December 31, 1996, and shall be 7.50% per annum thereafter.

     4.  Governing Law.  This Agreement will be governed by the laws of the
         -------------
     State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SANWA USA INC.                          OVERHEAD DOOR CORPORATION


By: /s/ TOSHIO SHIMOMURA                By: /s/ JAMES F. BRUM
   ---------------------------             -----------------------------
    Toshio Shimomura                         James F. Brum
    Treasurer                                Executive Vice President and
                                             Chief Financial Officer